Exhibit 99.3

FORM OF	RESCISSION OFFER WITHDRAWAL FORM

Note: This is Form is to be completed only if you have previously completed and returned a Rescission Offer Acceptance Form, but no longer wish to participate in the Rescission Offer.

To:	Current or Former Savings and Investment Plan Participants

You may elect to accept or reject the Rescission Offer. If you wish to reject the Rescission Offer and have not completed and returned a Rescission Offer Acceptance Form, do not return this form. You do not need to do anything to reject the Rescission Offer unless you have previously accepted the Rescission Offer by completing and returning a Rescission Offer Acceptance Form.

If you have previously completed and returned a Rescission Offer Acceptance Form, but no longer wish to participate in the Rescission Offer, you may revoke your acceptance by completing, signing and returning this form pursuant to the Instructions below and ensure its receipt by 11:59 p.m., U.S. Central time, on July 27, 2012 (the “Expiration Date”), which is 28 days from the date of the prospectus dated June 29, 2012 (the “Prospectus”) of Monsanto Company.

We urge you to review the Prospectus carefully before deciding whether to accept or reject the Rescission Offer.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Prospectus of Monsanto Company (the “Company”), pursuant to which the Company offers to rescind (the “Rescission Offer”) the purchase of units (the “Units”) in the Monsanto (Employee) Stock Fund or the Monsanto (Employer) Stock Fund (collectively, the “Stock Funds”) purchased by the undersigned from May 1, 2011, through June 22, 012 (the “Purchase Period”).

Effective as of the Expiration Date, the undersigned hereby revokes acceptance of the Rescission Offer for all Units purchased by the undersigned during the Purchase Period. All of the instructions and covenants set forth in the Rescission Offer Acceptance Form that was previously completed by the undersigned are hereby revoked.

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence

Telephone Number

Identification Number (shown on the front page of the Rescission Offer Acceptance Form previously submitted)

INSTRUCTIONS TO RESCISSION OFFER WITHDRAWAL FORM

Revoking your previous acceptance of the Rescission Offer: If you have previously completed and returned a Rescission Offer Acceptance Form, but no longer wish to participate in the Rescission Offer, you may revoke your acceptance by:

A.	Signing and dating the Rescission Offer Withdrawal Form and complete the name, address, date, telephone number, and identification number information above; and

B.	Mailing or faxing the Rescission Offer Withdrawal Form so that it is received by Monsanto before 11:59 p.m., U.S. Central time, on July 27, 2012. You may mail or overnight your Rescission Offer Withdrawal Form to:

Monsanto Company Rescission Offer

Broadridge Corporate Issuer Solutions, Inc.

1981 Marcus Avenue

Lake Success, NY 11042

You may fax your Rescission Offer Withdrawal Form to 516-472-5404.

If you choose to revoke your previous acceptance of the Rescission Offer, the Company recommends that you mail or fax the Rescission Offer Withdrawal Form sufficiently in advance of the Expiration Date to ensure its receipt by the Expiration Date. The method for returning the Rescission Offer Withdrawal Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address or fax indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested.

If you wish to revoke your previous acceptance of the Rescission Offer, we must receive your properly completed and legible Rescission Offer Withdrawal Form on or before 11:59 p.m., U.S. Central time, on the Expiration Date July 27, 2012, otherwise, you will be deemed to have accepted the Rescission Offer. We will, in our sole discretion, determine whether your Rescission Offer Withdrawal Form has been properly completed and whether you are eligible to reject the Rescission Offer.

Questions: All determinations with respect to the Rescission Offer Withdrawal Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by Monsanto, which determinations shall be final and binding. All questions regarding the Rescission Offer can be directed to the Monsanto Rescission Offer Call Center at 800-278-2141, Monday through Friday, except holidays, between the hours of 8:00 a.m. and 8:00 p.m., U.S. Central time. If you are outside of the United States, you may call the Rescission Offer Call Center collect by asking your local operator to connect you to an AT&T international operator, who should be able to assist you in dialing a collect call to the U.S. toll-free number above.